                                                                    Exhibit 19.1


       AFCO AGGREGATE RECEIVABLES BALANCE BY AMOUNT - IDENTIFIED PORTFOLIO
                                  AS OF 4/30/99

                                                                                                               PERCENT OF
                                                                PERCENT OF                   AGGREGATE          AGGREGATE
                                                                 NUMBER OF                 RECEIVABLES        RECEIVABLES
AGGREGATE RECEIVABLES BALANCE               NUMBER OF ACCTS          ACCTS                     BALANCE            BALANCE
-----------------------------               ---------------          -----                     -------            -------
1.      5,000  or less                               24,644         67.07%              $40,941,330.38              7.72%

2.      5,000 - 10,000                                4,747         12.92%               33,712,017.71              6.36%

3.     10,000 - 25,000                                4,053         11.03%               63,170,869.37             11.91%

4.     25,000 - 50,000                                1,651          4.49%               57,264,779.77             10.80%

5.     50,000 - 75,000                                  555          1.51%               33,826,354.43              6.38%

6.     75,000 - 100,000                                 280          0.76%               24,137,532.74              4.55%

7.    100,000 - 250,000                                 524          1.43%               79,264,922.90             14.95%

8.    250,000 - 500,000                                 174          0.47%               61,703,275.25             11.64%

9.    500,000 - 1,000,000                                73          0.20%               48,089,924.37              9.07%

10. 1,000,000 - 5,000,000                                42          0.11%               76,946,385.17             14.51%

11.        Over 5,000,000                                 2          0.01%               11,247,321.00              2.12%


Total:                                               36,745                            $530,304,713.09 (1)

(1) Includes $1,025,880.11 of loan commitments.

         AFCO COMPOSITION OF RECEIVABLES BY REMAINING INSTALLMENT TERM -
                              IDENTIFIED PORTFOLIO
                                  AS OF 4/30/99


                                                                                                                 PERCENT OF
                                                                     PERCENT                AGGREGATE             AGGREGATE
                                                                OF NUMBER OF              RECEIVABLES           RECEIVABLES
REMAINING INSTALLMENT TERM         NUMBER OF ACCTS                     ACCTS                  BALANCE               BALANCE
--------------------------         ---------------                     -----                  -------               -------
03 Months or Less                           14,500                    39.46%           $69,826,495.90                13.17%


04 to 06 Months                             12,024                    32.72%           151,342,772.37                28.54%


07 to 09 Months                              9,722                    26.46%           201,164,981.37                37.93%


10 to 12 Months                                280                     0.76%            47,930,775.69                 9.04%


13 to 18 Months                                108                     0.29%            18,869,859.24                 3.56%


More than 18 Months                            111                     0.30%            41,169,828.52                 7.76%



Total:                                      36,745                                    $530,304,713.09 (1)

(1) Includes $1,025,880.11 of loan commitments.

              AFCO GEOGRAPHIC CONCENTRATION - IDENTIFIED PORTFOLIO
                                  AS OF 4/30/99

                                                                        PERCENTAGE OF
                                                AGGREGATE                   AGGREGATE
                                              RECEIVABLES                 RECEIVABLES
   STATES                                         BALANCE                     BALANCE
   ------                                         -------                     -------
CALIFORNIA                                $111,546,455.88                      21.03%
TEXAS                                       67,853,406.34                      12.80%
NEW YORK                                    42,356,320.89                       7.99%
FLORIDA                                     33,719,674.91                       6.36%
PENNSYLVANIA                                33,115,231.51                       6.24%
NEW JERSEY                                  27,473,500.29                       5.18%
ILLINOIS                                    18,058,284.78                       3.41%
MASSACHUSETTS                               16,214,336.21                       3.06%
WASHINGTON                                  14,616,131.16                       2.76%
OHIO                                        13,039,432.92                       2.46%
LOUISIANA                                   10,939,731.56                       2.06%
INDIANA                                     10,842,661.21                       2.04%
GEORGIA                                     10,762,879.30                       2.03%
MICHIGAN                                    10,087,743.57                       1.90%
TENNESSEE                                    8,178,339.55                       1.54%
COLORADO                                     7,797,742.31                       1.47%
MISSOURI                                     7,760,579.01                       1.46%
NORTH CAROLINA                               7,535,999.70                       1.42%
CONNECTICUT                                  6,521,142.12                       1.23%
OREGON                                       5,587,658.17                       1.05%
ALASKA                                       5,431,012.67                       1.02%
OKLAHOMA                                     5,128,780.54                       0.97%
ARIZONA                                      5,005,691.01                       0.94%
MINNESOTA                                    4,810,826.40                       0.91%
MISSISSIPPI                                  4,808,943.72                       0.91%
MARYLAND                                     4,773,185.94                       0.90%
WEST VIRGINIA                                4,103,523.67                       0.77%
VIRGINIA                                     4,066,742.70                       0.77%
KENTUCKY                                     3,735,831.11                       0.70%
ALABAMA                                      3,367,279.36                       0.63%
ARKANSAS                                     3,297,403.02                       0.62%
NEVADA                                       3,182,152.75                       0.60%
SOUTH CAROLINA                               2,870,827.58                       0.54%
WISCONSIN                                    2,678,830.59                       0.51%
HAWAII                                       1,678,446.14                       0.32%
IDAHO                                        1,362,708.01                       0.26%
MAINE                                        1,103,286.11                       0.21%
NEW HAMPSHIRE                                1,045,845.69                       0.20%
UTAH                                           889,523.21                       0.17%
IOWA                                           647,961.05                       0.12%
RHODE ISLAND                                   597,202.26                       0.11%
WYOMING                                        583,969.50                       0.11%
MONTANA                                        487,130.20                       0.09%
NEBRASKA                                       436,190.90                       0.08%
SOUTH DAKOTA                                   119,459.66                       0.02%
VIRGIN ISLANDS                                  57,134.90                       0.01%
DISTRICT OF COLUMBIA                            22,580.08                       0.00%
KANSAS                                           2,786.16                       0.00%
BRITISH COLUMBIA                                 2,206.77                       0.00%


Total:                                    $530,304,713.09 (1)


(1) Includes $1,025,880.11 of loan commitments.

                            LOAN LOSS EXPERIENCE (1)
                              IDENTIFIED PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                                                  FOUR MONTHS                        TWELVE MONTHS
                                                                ENDED APRIL 30,                    ENDED DECEMBER 31,
                                                            1999              1998               1998               1997
                                                            ----              ----               ----               ----
Average Month Principal Balance (2)                       $519,811           $533,478         $536,913            $562,229
Gross Charge Offs                                            1,014                872            3,010               1,002
Recoveries                                                     297                164              804                 102
Net Charge Offs                                                717                708            2,206                 900
Net Charge Offs as a Percentage of Average
    Aggregate Outstanding Principal Balance                   0.41% (3)           0.40% (3)       0.41%               0.16%

(1) A loan is generally written off to the extent it is uncollected 270 days after the effective date of cancellation of the related insurance policy.

(2)  Based on the average beginning of the month balances.

(3)  Calculated on an annualized basis.

               LOAN DELINQUENCY EXPERIENCE FOLLOWING CANCELLATION
                              IDENTIFIED PORTFOLIO

                                                              AT APRIL 30,                       AT DECEMBER 31,
                                                         1999              1998              1998               1997
                                                         ----              ----              ----               ----
Number of days a loan remains overdue
    after cancellation of the related insurance
    policy
         31-89 days                                      0.89%              1.28%            1.25%               1.17%
         90-270 days                                     0.79%              1.01%            0.91%               0.93%
         Over 270 days (1)                               0.00%              0.00%            0.00%               0.00%
                                                         -----              -----            -----               -----
             Total                                       1.68%              2.29%            2.16%               2.10%
                                                         =====               ====            =====               =====

(1) A loan is generally written off to the extent it is uncollected 270 days after the effective date of cancellation of the related insurance policy.

                          ORIGINATORS' PORTFOLIO YIELD
                              IDENTIFIED PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                                            FOUR MONTHS                      TWELVE MONTHS
                                                          ENDED APRIL 30,                   ENDED DECEMBER 31,
                                                      1999              1998             1998            1997
                                                      ----              ----             ----            ----
Average Month Principal Balance (1)                $519,811         $533,478           $536,913        $562,229
Interest & Fee Income                                17,141           20,631             60,676          63,462

Average Revenue Yield on Outstanding                   9.89% (2)       11.60% (2)         11.30%          11.29%
   Principal Balance Receivables

(1)  Based on the average beginning of the month balances.

(2)  Calculated on an annualized basis.